UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 11, 2008

ANPATH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-123655	20-1602779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

116 Morlake Drive, Suite 201
Mooresville, NC 28117
(Address of Principal Executive Offices/Zip Code)

(704) 658-3350
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 – Regulation FD Disclosure

On or about December 11, 2008, Anpath Group, Inc. (the “Company”), commenced a private offering, to accredited investors only, of up to 500 of its units (each a “Unit” and collectively, the “Units”), at a price of $10,000 per Unit, each Unit consisting of (i) an 8% subordinated convertible promissory note in the principal amount of $10,000 (each a “Note”, and collectively, the “Notes”), convertible into shares of the Company’s common stock (“Common Stock”) at an initial conversion price of $0.50 per share, and (ii) a five year warrant (each a “Warrant”, and collectively, the “Warrants”) to purchase up to 20,000 shares of Common Stock at an exercise price of $0.75 per share.  The Units, Notes and Warrants to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act), and may not be sold in the United States absent registration or an applicable exemption from the registration requirements.  Accordingly, such securities will be offered and sold, solely to accredited investors, as such term is defined under Rule 501 of Regulation D, in reliance on exemptions provided by Regulation D and Section 4(2) of the Securities Act.  Certain matters regarding the Company that have not been previously disclosed are disclosed in the confidential private placement memorandum utilized in connection with the offering, excerpts of which are attached as Exhibit 99.1 to this report.

The Company also commenced, on or about December 11, 2008, an offering to certain holders of its outstanding warrants, to reduce the exercise price of their warrants to $0.20 per share from their current exercise prices.  Warrant holders receiving the offer who desire to have the exercise price of their warrants reduced will be required to pay to the Company an amount equal to the product of (i) $0.20 multiplied by (ii) the number of shares issuable upon exercise of such warrant.  Warrant holders who have their warrant exercise prices reduced will thereafter only be able to exercise such warrants if the average bid and ask price for the Common Stock for the 20 trading days prior to exercise is greater than $0.50 per share.  The Company expects that the offer will be made to holders of warrants to purchase up to approximately 6,500,000 shares of Common Stock at exercise prices ranging from $2.70 to $0.87 per share.  In the event that a substantial number of holders elect to reduce the exercise price of their warrants, it could have a material adverse effect on the Company’s income statement.

In addition to the foregoing, the Company agreed to reduce the exercise prices of outstanding warrants to purchase 1,613,344 shares of Common Stock at exercise prices ranging from $2.50 per share to $1.25 per share to $0.20 per share held by two persons as partial consideration for certain services provided to the Company by such persons, including such persons making unsecured loans to the Company in the aggregate principal amount of $220,000.

The information included in this Current Report, including the information filed herewith, contains forward-looking statements that involve uncertainties and risks. Actual results could differ materially from those described in such information and the Company cautions investors not to place undue reliance on the forward-looking statements contained therein. Certain of this information has not previously been made publicly available by the Company and may be deemed material. The information provided in Exhibit 99.1 also updates and supersedes certain information previously reported by the Company.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1 is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or any other document filed pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing. By filing this Current Report on Form 8-K and furnishing the information contained herein, including Exhibit 99.1 the Company makes no admission as to the materiality of any such information.   This is not an offer to sell or a solicitation of an offer to buy any security, nor is this an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which such offer or sale would be unlawful.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Certain excerpts from private placement memorandum

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANPATH GROUP, INC.

Date: December 12, 2008	By:	/s/ J. Lloyd Breedlove
J. Lloyd Breedlove,
President and Chief Executive Officer